EXHIBIT 5





                                               December 4, 1995



SDO Parent Co., Inc.
101 Ash Street
San Diego, California  92101


    Re: Issuance of Common Stock in Connection with Formation of a Holding Company Structure for SDG&E


Ladies and Gentlemen:

      With reference to the Registration Statement on Form S-4 ("Second Registration Statement") filed by SDO Parent Co., Inc., a California corporation ("ParentCo"), with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended,with respect to the issuance of up to 100,000 shares of ParentCo's common stock, without par value, in connection with a merger which will cause ParentCo to become the parent holding company of San Diego Gas & Electric Company, a California corporation, it is my opinion that such shares of ParentCo common stock, when issued in accordance with the terms outlined in the earlier Registration Statement on Form S-4 of the Registrant (No. 33-57007 - with respect to the issuance of up to 116,541,000 shares of ParentCo's common stock), including a Merger Agreement constituting Exhibit A to the Proxy Statement and Prospectus portion of such Registration Statement No. 33-57007, will be legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Second Registration Statement.


                                                      Very truly yours,



                                                      /s/ David R. Clark